UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 20, 2006
INDUS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-2293	94-3273443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
     3301 Windy Ridge Parkway, Atlanta, Georgia 30339
(Addresses of Principal Executive Offices, including Zip Code)
(770) 952-8444

(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
      Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
      On October 20, 2006, Indus International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fortezza Iridium Holdings, Inc., a Delaware corporation (“Parent”), and Iridium Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent is controlled by Vista Equity Fund II, LP (“Vista”).
      At the Effective Time (as defined in the Merger Agreement) of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (other than shares held by the Company, Parent or Merger Sub, which will be canceled, and Dissenting Common Shares, as defined in the Merger Agreement) will automatically be converted into the right to receive $3.85 in cash, without interest. All outstanding stock options of the Company will be canceled in the Merger. The holder of a stock option outstanding immediately prior to the Effective Time will be entitled to receive in settlement of such option an amount of cash, without interest, equal to the product of (i) the number of shares otherwise issuable upon the exercise of such stock option and (ii) $3.85 less the exercise price of such stock option.
      Consummation of the Merger is subject to the satisfaction of customary conditions precedent, including but not limited to, (i) approval of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger, (ii) expiration or termination of the Hart-Scott-Rodino waiting period and the receipt of any material approvals required by any other regulatory authority and (iii) the absence of any law, order or injunction prohibiting the closing. Moreover, each party’s obligation to consummate the Merger is subject to the satisfaction of certain other conditions precedent, including but not limited to, (i) the accuracy of the representations and warranties of the other party, and (ii) compliance by the other party with its covenants contained in the Merger Agreement, including the Company’s covenants not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction. Further, the obligation of Parent to consummate the Merger is subject to, among other things, that no more than 10% of the Company’s stockholders exercise appraisal rights. The Merger Agreement provides that the closing will occur as promptly as practicable following (but in no event later than the fifth business day following) the satisfaction or waiver of all closing conditions.
      In addition, the Merger Agreement contains representations and warranties the Company and Parent and Merger Sub made to each other as of the date of the Merger Agreement or other specific dates, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for the purposes of the contract between the Company, Parent and Merger Sub and are subject to important qualifications and limitations agreed to by those parties in connection with negotiating the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules, are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk between the Company and Parent and Merger Sub rather than establishing matters as facts.

      The Merger Agreement contains certain termination rights for both the Company and Parent, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee of $6.8 million and, under specified circumstances relating to Parent’s failure to receive the proceeds of its debt financing, Parent may be required to pay the Company a termination fee of $11.4 million. The Merger Agreement also provides that under specified circumstances where the Merger Agreement is terminated, the Company may be required to reimburse Parent for up to $1,000,000 of its transaction related expenses.
      The transaction will be financed through a combination of equity committed by Vista, and debt financing committed by Wells Fargo Foothill, each of which is subject to the satisfaction of customary conditions precedent.
      The Merger Agreement also required the Company to amend the Company’s Stockholder Protection Rights Agreement, dated January 25, 2005 (the “Rights Agreement”), between the Company and Mellon Investor Services LLC, as rights agent (the “Rights Agent”), to preclude the Merger from triggering the Rights Agreement. The amendment to the Rights Agreement is further described in Item 3.03 below and such description is incorporated herein by reference.
      The foregoing descriptions of the Merger, the Merger Agreement and the amendment to the Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the amendment to the Rights Agreement, which are filed respectively as Exhibits 2.1 and 4.1 hereto, and are incorporated herein by reference.
      Additionally, the Company maintains change of control severance agreements with Messrs. Dukat, Henn, Beckman and Trino (the “Executive Officers”). On October 20, 2006, the Compensation Committee of the Board of Directors approved an amendment to each change in control severance agreement with the Executive Officers to provide, as originally intended, that upon the occurrence of a change of control, the term of the severance agreements will automatically extend to terminate on the second anniversary of the change of control.
      A description of the material terms of such change of control severance agreements was included in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 8, 2006, with respect to Mr. Beckman, on October 4, 2005, with respect to Messrs. Dukat and Trino, and on September 27, 2005, with respect to Mr. Henn. Such descriptions are incorporated herein by reference.
Additional information
      In connection with the proposed transaction, the Company plans to file with the the SEC and mail to its stockholders a proxy statement that will contain information about the Company, Parent, Merger Sub, the proposed Merger and related matters. The information in this Form 8-K is not a substitute for the proxy statement, and STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement and a proxy card from the Company by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from the Company.

      The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger. Information regarding the Company’s directors and executive officers is available in the Company’s definitive proxy statement filed with the SEC on September 7, 2006. Information regarding any interests that the Company’s directors and executive officers may have in the Merger will be set forth in the proxy statement that the Company intends to file with the SEC in connection with the proposed Merger.
Item 3.03. Material Modification to Rights of Security Holders.
      As described in Item 1.01 above of this Current Report on Form 8-K, on October 20, 2006, in connection with the Merger, the Company’s Board of Directors authorized the execution of an amendment (the “Rights Amendment”) to the Rights Agreement relating to the Company’s common stock in order to preclude the Merger from triggering the Rights Agreement. The Amendment provides, among other matters, that (i) no person shall become an “Acquiring Person” under the Rights Agreement solely as the result of the execution and delivery of and/or the consummation of any transactions contemplated by the Merger Agreement, (ii) the “Expiration Time” shall occur immediately prior to the Effective Time (as defined in the Merger Agreement), (iii) no “Separation Time” shall occur solely as a result of the execution and delivery of and/or the consummation of any transactions contemplated by the Merger Agreement, and (iv) no “Stock Acquisition Date” shall occur solely as the result of the execution and delivery of and/or the consummation of any transactions contemplated by the Merger Agreement. The Rights Amendment is attached hereto as Exhibit 4.1 and incorporated herein by reference. The foregoing summary of the material features of the Rights Amendment is qualified in its entirety by reference to the Rights Amendment.
Item 8.01. Other Events.
      On October 23, 2006, the Company and Vista issued a press release announcing the Merger Agreement and proposed Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
      Following the announcement of the Merger Agreement described in Item 1.01 of this Current Report on Form 8-K, on October 23, 2006, the Company sent additional communications to certain of its employees, clients and various other parties to notify them of the pending transaction. These communications may be deemed soliciting material pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended, and are filed herewith as Exhibits 99.2, 99.3 and 99.4 and incorporated herein by reference. The Company also created three additional communications to help its employees understand the implications of the transaction. These communications may be deemed soliciting material pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended, and are filed herewith as Exhibits 99.5, 99.6 and 99.7 and incorporated herein by reference.

Forward Looking Statements
      This Report contains statements, estimates or projections that are not historical in nature and that may constitute “forward-looking statements” as defined under U.S. federal securities laws. These statements include, but are not limited to, the successful completion of the merger, the timing of the completion of the merger, the successful combination of Indus and MDSI, and the benefits of combining Indus and MDSI product lines. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our expectations or projections. These risks include, but are not limited to, the risk that the stockholders of Indus do not vote to approve the transaction, the risk that the conditions to the transaction are not satisfied or waived and that the transaction is not consummated or not consummated within the expected timeframe, the risk that the financing required to pay the purchase price is not available, and the risk that the expected benefits of the combination of Indus and MDSI are not realized. Additional factors that may affect future results are contained in Indus’ SEC filings. Investors are advised to consult Indus’ filings with the SEC, including its fiscal 2006 Annual Report on Form 10-K filed with the SEC, for a further discussion of these and other risks.
Item 9.01. Financial Statements and Exhibits.

2.1	Agreement and Plan of Merger, dated as of October 20, 2006, by and among the Company, Parent, and Merger Sub*

4.1	First Amendment to Stockholder Protection Rights Agreement, dated as of October 20, 2006, by and between the Company and Mellon Investor Services LLC, as rights agent

99.1	Press Release dated October 23, 2006 issued by the Company and Vista

99.2	Email to Employees dated October 23, 2006

99.3	Letter to Clients dated October 23, 2006

99.4	Letter dated October 23, 2006

99.5	Frequently Asked Questions

99.6	Key Messaging

99.7	Transcript of Video dated October 23, 2006

*	Exhibits and schedules are omitted but will be furnished to the SEC supplementally upon request.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS INTERNATIONAL, INC.
/s/ Gregory J. Dukat
Name:	Gregory J. Dukat
Title:	President and Chief Executive Officer

Date: October 23, 2006